UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2002
(Date of Report)

ALASKA AIR GROUP, INC.
(Exact name of registrant as specified in its charter)
Commission file number 1-8957

Delaware (State or other jurisdiction of incorporation or organization)	91-1292054 (I.R.S. Employer Identification No.)

19300 Pacific Highway South, Seattle, Washington 98188
(Address of principal executive offices)
(206) 431-7040
(Registrant’s telephone number)

ITEM 9. Regulation FD Disclosure
Signature

ITEM 9.
Regulation FD Disclosure

FORWARD-LOOKING INFORMATION

This report may contain forward-looking statements that are based on the best information currently available to management. These forward-looking statements are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by phrases such as “will,” “should,” “the Company believes,” “we expect” or any other language indicating a prediction of future events. There can be no assurance that actual developments will be those anticipated by the Company. Actual results could differ materially from those projected as a result of a number of factors, some of which the Company cannot predict or control. For a discussion of these factors, please see Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2001. The Company expressly disclaims any duty to update these projections, and makes no representation as to their continued accuracy in the event it does not provide such updates.

Fourth Quarter 2002 Estimates

	Forecast	Change
	Q4	Yr/Yr

Alaska Airlines
Capacity (ASMs in millions)	4,749	15.2%
Traffic (RPM’s in millions)	3,125	14.2%
Passenger load factor	65.8%	(0.6) points
Fuel gallons (000,000)	80.3	15.3%
Cost per ASM excluding fuel (cents)	8.8	(8.8)%

For October 2002, Alaska experienced a 18.4% increase in traffic on a 23.4% increase in capacity. However, lower year-over-year load factors, combined with lower yields, resulted in a decrease in revenue per available seat mile (RASM) of 7.2% for October 2002 as compared to October 2001. Compared to October 2000, traffic in 2002 increased 9.8%, capacity increased 10.5% , and RASM decreased 9.7%.

Horizon Air
Capacity (ASMs in millions)	624	31.5%
Traffic (RPM’s in millions)	375	24.8%
Passenger load factor	60.1%	(3.2) points
Fuel gallons (000,000)	13.5	13.1%
Cost per ASM excluding fuel (cents)	16.0	(23.0)%

For October 2002, Horizon experienced a 26.8% increase in traffic on a 36.4% increase in capacity. However, lower year-over-year load factors, combined with lower yields, resulted in a decrease in RASM of 10.7% for October 2002 as compared to October 2001. Compared to October 2000, traffic in 2002 increased 3.3%, capacity increased 8.4%, and RASM decreased 14.6%.

Capacity and Traffic Estimates for 2002

Provided below are capacity (ASMs in millions) estimates for the full year of 2002.

Alaska Airlines capacity	19,351	8.0%
Horizon Air capacity	2,419	12.6%

Other Financial Information

Cash and Short-Term Investments

Cash and short-term investments amounted to approximately $655 million on October 31, 2002.

Fuel Cost per Gallon (including realized hedging gains)

	Cost per Gallon	% Change from Prior Year

Alaska: October	88.7 cents	10.8%
Horizon: October	89.0 cents	5.0%

Current fuel hedge positions for Alaska and Horizon are as follows:

	Approximate % of Expected	Approximate Crude Oil
	Fuel Requirements	Price per Barrel

October — December 2002	40%	$22
January — December 2003	35%	$22

Operating Fleet Plan

Provided below are estimated changes in the Alaska and Horizon fleets for 2002 - 2003.

		On Hand	Estimated Change During

	Seats	YE 2001	2002	2003

Alaska Airlines
B737-200C	111	9
B737-400	138	39	1
B737-700	120	16		6
B737-900	172	5	1	5
MD-80	140	32	(1)	(4)

Total		101	1	7

Horizon Air
Dash 8-100/200	37	29	(1)
Dash 8-400	70	12	3
F-28	69	10	(6)	(4)
CRJ 700	70	9	7	2

Total		60	3	(2)

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC. Registrant

Date: November 14, 2002

/s/ Terri K. Maupin Bradley D. Tilden Staff Vice President/Finance and Controller

/s/ Bradley D. Tilden Bradley D. Tilden Executive Vice President/Finance and Chief Financial Officer

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